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                                                                  EXHIBIT 10(D)

                                PROMISSORY NOTE

$1,500,000.00                                                  Florence, Alabama
                                                                   April 4, 2002

                  FOR VALUE RECEIVED, the undersigned Martin Industries, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of M-TIN, LLC, an Alabama limited liability company (the "Lender" or, together with any other holder of this Note, the "Holder"), at the office of the Lender at such place as the Holder may designate, the principal sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), in legal tender of the United States of America and immediately available funds at the place payment is due. Interest, payable as provided below, shall accrue daily on the unpaid balance of said sum from the date hereof until the earlier of the date repaid or maturity of this Note at a per annum rate of twelve percent (12.0%). Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

                  Borrower promises to pay accrued interest on the unpaid amount of the principal sum of this Note on the 1st day of each month, commencing May 1, 2002 and at maturity. On October 4, 2002, the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, and all other sums owing under this Note which remain unpaid shall be due and payable; provided, that, Borrower shall have the option to extend the maturity date of this Note for six (6) months by giving notice to the Lender of such election not later than September 4, 2002 and paying an extension fee equal to five percent (5.0%) of the outstanding principal amount of the Note as of the original maturity date, which fee shall be due and payable on the original maturity date.

                  If any scheduled payment hereunder is in default ten (10) days or more, Borrower agrees to pay a late charge equal to five percent (5%) of the amount of the payment which is in default, but not less than $.50 or greater than the maximum amount permitted by law.

                  If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any day on which the Holder of this Note is legally closed to business, such payment shall be made on the next succeeding business day, and interest shall continue to accrue on the entire unpaid balance of the principal sum of this Note until such payment is received by the Holder.

                  Time is of the essence with respect to the payment of every installment of principal and of interest hereunder and the performance of every other covenant made by the Borrower under this Note, the Mortgage (as hereinafter defined) and under any other agreement which secures the payment of this Note.

                  The Borrower may prepay the principal sum of this Note in full or in part only upon payment of a prepayment premium on the principal amount prepaid calculated by multiplying the amount prepaid by three percent (3.0%).


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                  This Note is the note referred to in, and is entitled to the security of that certain Real Estate Mortgage, Security Agreement and Financing Statement (the "Mortgage") on certain real property located in Colbert, Lauderdale and Limestone Counties, Alabama (the "Property") of even date herewith, executed and delivered to the Lender by Borrower.

                  The occurrence of any one or more of the following events shall constitute an Event of Default under this Note:

         (a) If the Borrower fails to pay any installment of principal or interest under this Note on the date the same is due and such failure shall continue for ten (10) days after written notice thereof is given to Borrower; or

         (b) If the Borrower breaches or fails to perform any covenant or warranty made by the Borrower in the Mortgage or any other instrument or agreement executed by the Borrower in connection herewith and such failure shall continue for thirty (30) days after written notice thereof is given to Borrower; or

         (c) If the Borrower fails to observe or perform any other covenant, condition or agreement under this Note or the Mortgage, or is otherwise in default under any of such documents, or if there shall occur any other default or Event of Default hereunder or thereunder or any condition or event which with the giving of notice or the passage of time, or both, would constitute such a default or Event of Default; or

         (d) (i) If a petition in bankruptcy is filed by or against Borrower, or a receiver or trustee of any of the property of Borrower is appointed; or (ii) if Borrower files a petition or an answer seeking reorganization under any of the provisions of the bankruptcy law or of any other law, state or federal, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute, or admitting the material allegations of a petition filed against it in any proceeding under any such law; or (iii) if Borrower shall take any corporate, partnership or other action for the purpose of effecting any of the foregoing, or enters into or consents to an arrangement with creditors, or makes an assignment for the benefit of creditors, or is adjudged insolvent by any state or federal court of competent jurisdiction; or (iv) if Borrower admits in writing its inability to pay its debts as they mature; or (v) if an order, judgment or decree shall be entered without the application, approval or consent of the debtor by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or of all or a substantial part of the properties or assets of Borrower, or appointing or ordering a receiver, trustee, or liquidation of Borrower; provided, however,


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                  that Borrower shall have sixty (60) days to have dismissed of record any involuntary petition filed against it; or

         (e) If any financial statement, warranty, representation or certificate made or furnished by the Borrower in or pursuant to the Mortgage or otherwise in connection with the indebtedness evidenced hereby should be materially false, incorrect, or incomplete when made; or

         (f) Except as may be provided in the Mortgage, if the Borrower sells, conveys or encumbers its interest in all or any portion of the Property without the prior written consent of the Lender, which consent may be withheld in the Lender's sole discretion; or

         (g) The Borrower shall sell, or enter into an agreement to sell, all or substantially all of its assets; or

         (h) The Borrower shall sell a sufficient amount of its capital stock (whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board of Directors of the Borrower, or is party to a merger, consolidation or combination, other than any merger, consolidation or combination that would result in the holders of the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Borrower (or such surviving entity) outstanding immediately after such merger, consolidation or combination; or

         (i) If any action whatsoever shall be taken, or if there shall be any occurrence which could or does have the effect of, terminating, dissolving or winding-up the business of the Borrower.

If any one or more of the foregoing Events of Default shall occur, the entire unpaid principal balance of this Note, together with accrued but unpaid interest thereon, at the option of the Holder of this Note, shall be and become due and payable immediately, and the Holder of this Note may proceed to exercise any remedy available to it at law or in equity.

                  The Borrower hereby waives demand, presentment, dishonor, notice of dishonor and any other requirement necessary to hold the Borrower obligated hereon. The Borrower hereby agrees that the obligations evidenced by this Note may, from time to time, in whole or in part, be released or modified without notice to, or reservation of rights against, any guarantor, and that any collateral now or hereafter held for the obligations of the Borrower under this Note may hereafter be released, compromised, or exchanged, and that the Holder may fail to perfect its lien or security


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interest in such collateral or may permit the perfection of its lien or security interest in such collateral to lapse, all without in any way affecting or releasing the liability of the Borrower under this Note.

                  The Borrower agrees to pay all intangibles taxes, documentary stamp taxes, recording fees or taxes and other taxes and fees due to any governmental authority in connection with the execution and delivery of this Note, the Mortgage, or any other agreement which provides collateral for this Note. The Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Holder of this Note in collecting or attempting to collect this Note after the occurrence of an Event of Default.

                  The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under the Note, under any agreement which provides collateral for this Note, or under applicable law. The Holder may accept late payments and/or partial payments under this Note without waiving or otherwise impairing its right to require strict conformance to the terms hereof. All rights and remedies of the Holder under this Note, under any such agreement providing collateral for this Note, and under applicable law shall be cumulative and may be exercised successively or concurrently. This Note shall be governed by and construed in accordance with the laws of the United States and of the State of Alabama. Any provision of this Note which shall be deemed to be unenforceable or invalid under any such law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

                  Notwithstanding any provision of this Note or the Mortgage to the contrary, the parties intend that no provision of this Note or the Mortgage be interpreted, construed, applied or enforced so as to permit or require the payment or collection of interest, whether before or after maturity of this Note, in excess of the maximum rate permitted by the law applicable to this transaction (the "Maximum Permitted Rate"). If, however, any such provision is so interpreted, construed, applied or enforced, then the parties intend: (i) that such provision automatically shall be reformed nunc pro tunc so as to require payment only of interest at the Maximum Permitted Rate, and (ii) if the Holder of this Note has received interest payments in excess of such Maximum Permitted Rate, that the amount of such excess be credited nunc pro tunc in reduction of the principal amount of this obligation, together with interest at such Maximum Permitted Rate.

                  BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE, THE MORTGAGE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS NOTE, OR (ii) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE, THE MORTGAGE, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED HERETO OR CONTEMPLATED HEREBY OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES HEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW


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EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR
OTHERWISE. THE BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY OF ANY KIND WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.


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                  IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized on the date first above written with the intention that this Note shall constitute a sealed instrument.



                                       MARTIN INDUSTRIES, INC.



                                       By: /s/ JAMES W. TRUITT
                                          --------------------------------------
                                       Its: Vice President and CFO
                                           -------------------------------------

[SEAL]                                 Federal Tax ID Number: 63-0133054
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